                                                                     Exhibit 4.b
================================================================================



                            BANKAMERICA CORPORATION

                                      and

               MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA

                                  Rights Agent


                                Rights Agreement

                           Dated as of April 11, 1988



================================================================================

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

Section 1.     Certain Definitions...............................  1

Section 2.     Appointment of Rights Agent.......................  9

Section 3.     Issue of Right Certificates.......................  9

Section 4.     Form of Right Certificates........................ 12

Section 5.     Countersignature and Registration................. 13

Section 6.     Transfer, Split Up, Combination and Exchange of
               Right Certificates; Mutilated, Destroyed, Lost or
               Stolen Right Certificates......................... 14

Section 7.     Exercise of Rights; Purchase Price; Expiration
               Date of Rights.................................... 16

Section 8.     Cancellation and Destruction of Right
               Certificates...................................... 19

Section 9.     Availability of Preferred Shares.................. 19

Section 10.    Preferred Shares Record Date...................... 20

Section 11.    Adjustment of Purchase Price, Number of Shares or
               Number of Rights.................................. 21

Section 12.    Certificate of Adjusted Purchase Price or Number
               of Shares......................................... 36

Section 13.    Consolidation, Merger or Sale or Transfer of
               Assets or Earning Power........................... 36

Section 14.    Fractional Rights and Fractional Shares........... 38

Section 15.    Rights of Action.................................. 41

Section 16.    Agreement of Right Holders........................ 42

Section 17.    Right Certificate Holder Not Deemed a
               Stockholder....................................... 42

Section 18.    Concerning the Rights Agent....................... 43

Section 19.    Merger or Consolidation or Change of Name of
               Rights Agent...................................... 44

Section 20.    Duties of Rights Agent............................ 46


Section 21.    Change of Rights Agent............................ 49

Section 22.    Issuance of New Right Certificates................ 51

Section 23.    Redemption........................................ 52

Section 24.    Exchange.......................................... 56

Section 25.    Notice of Certain Events.......................... 59

Section 26.    Notices........................................... 61

Section 27.    Supplements and Amendments........................ 62

Section 28.    Successors........................................ 63

Section 29.    Benefits of this Agreement........................ 63

Section 30.    Severability...................................... 63

Section 31.    Governing Law..................................... 63

Section 32.    Counterparts...................................... 64

Section 33.    Descriptive Headings.............................. 64


Signatures .........................................................


Exhibit A -    Form of Certificate of Designation of
               Cumulative Participating Preferred Stock,
               Series E, of BankAmerica Corporation

Exhibit B -    Form of Right Certificate

Exhibit C -    Summary of Rights to Purchase Preferred Shares

                               RIGHTS AGREEMENT
                               ----------------


          Agreement, dated as of April 11, 1988, between BankAmerica Corporation, a Delaware corporation (the "Company"), and Manufacturers Hanover Trust Company of California (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as herein after defined) of the Company outstanding on April 22, 1988 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as herein after defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of this Agreement, the
                      -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the
                       --------  -------
     Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities

     Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however,
                                                            --------  -------
          that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote, whether pursuant to any agreement, arrangement or understanding or otherwise; provided,
                                                                     --------
          however, that a Person shall not be deemed the Beneficial Owner of, or
          -------
          to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial

Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close.

          (e) "Close of business" on any given date shall mean 5:00 P.M., San Francisco time, on such date; provided, however, that if such date is not a
                                   --------  -------
     Business Day it shall mean 5:00 P.M., San Francisco time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.5625 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the class of capital stock (or equity interest) with the greatest voting power in an election of directors or similar governing body of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (g) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (h) "Final Expiration Date" shall have the meaning set forth in
     Section 7 hereof.

          (i) An "Offer" shall mean a written proposal delivered to the Company by any Person (an "Offeror") who both beneficially owns 1% or less of the outstanding Common Shares as of the date such proposal is delivered and has not within one year prior to the delivery of such written proposal beneficially owned in excess of 1% of the then-outstanding Common Shares of the Company and (at a time when such Person beneficially owned such greater than 1% stake) disclosed, or caused the disclosure of, any intention which relates to or would result in the acquisition, or influence of control, of the Company, and which proposal:

               (i) provides for the acquisition of all of the outstanding shares of Voting Stock (as hereinafter defined) held by any Person other than the Offeror and its Affiliates and Associates for cash at the same price;

               (ii) is accompanied by a written opinion of a nationally recognized investment banking firm which is addressed to the holders of shares of Voting Stock other than the Offeror and its Affiliates and Associates and states that the price to be paid to such holders pursuant to the Offer is fair to such holders;

               (iii) states that the Offeror has obtained written financing commitments from recognized financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Offer; and

               (iv) requests the Company to call a special meeting of the holders of Voting Stock for the purpose of voting on a resolution requesting the Board of Directors to accept such Offer and contains a written agreement of the Offeror to pay (or share with any other Offeror) at least one-half of the Company's costs of such special meeting (exclusive of the Company's costs of preparing and mailing proxy material for its own solicitation).

          (j) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (k) "Preferred Shares" shall mean shares of Series E Cumulative Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in the form of Certificate of Designations attached to this Agreement as Exhibit A.

          (l) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (m) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (o) "Voting Stock" shall mean (i) the Common Shares of the Company and
     (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. Whenever any provision of this Agreement requires a determination of whether a number of shares of Voting Stock comprising a specified percentage of such Voting Stock has been voted, tendered, acquired, sold or other wise disposed of, or a determination of whether a Person has offered or proposed to acquire a number of shares of Voting Stock comprising such specified percentage, the number of shares of Voting Stock comprising such specified percentage of Voting Stock shall in every such case be deemed to be the number of shares of Voting Stock comprising the specified percentage of the Company's entire voting power then entitled to vote generally in the election of directors or then entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Section 2.  Appointment of Rights Agent.  The Company hereby appoints
                      ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Right Certificates. (a) Until the earlier of (i)
                      ---------------------------
the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 20% or more of the then outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will give the Rights Agent written notice thereof and will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certif-icate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) The Company will cause certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date to have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, dated as of April 11, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BankAmerica Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. BankAmerica Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.


With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.  Form of Right Certificates. The Right Certificates (and
                      --------------------------
the forms of election to purchase Preferred

Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5.  Countersignature and Registration. The Right Certificates
                      ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Chairmen of the Board, any of its Vice Chairmen, its Chief Financial Officer, or any of its Executive Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights

Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and Exchange of Right
                      -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject
- ---------------------------------------------------------------------
to the provisions of Section

14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to
Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring so to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the registered holder. The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Following receipt of written notice from the Company of any such requirement, the Rights Agent shall promptly forward any such sum collected from the registered holder to the

Company or to such Persons as the Company shall specify in such notice.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
                      ----------------------------------- ------------------
Rights. (a) The registered holder of any Right Certificate may exercise the
- ------
Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on April 22, 1998 (the "Final Expiration

Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $50.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case the Company will cause certificates for the Preferred Shares represented by such receipts to be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

          Section 8.  Cancellation and Destruction of Right Certificates.  All
                      ------------------------------------- ------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if delivered or surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Availability of Preferred Shares. The Company covenants
                      --------------------------------
and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

          Section 10.  Preferred Shares Record Date.  Each Person in whose name
                       ----------------------------
any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the election form duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment
is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Number of Shares or Number
                       --------------------------------------------------------
of Rights.  The Purchase Price, the number of Preferred Shares covered by each
- ---------
Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii) Subject to Section 24 of this Agreement, in the event (A) any Person shall become an Acquiring Person (other than through an acquisition described in subparagraph (iii) of this paragraph (a)) or (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any

Acquiring Person or any Affiliate or Associate thereof, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredth of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          From and after the occurrence of either of the events described in clauses (A) or (B) above, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof) whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof) whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof) or nominee whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall be entitled to give the Rights Agent written notice of the identity of any Acquiring Person, Affiliate or Associate of any Acquiring Person, or nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement.

          (iii) The right to buy Common Shares of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise as a result of any Person becoming an Acquiring Person through a purchase of Common Shares pursuant to a tender offer made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however,
                                                          --------  -------
that (A) such tender offer shall provide for the acquisition of all of the outstanding Common Shares held by any Person other than such Person and its Affiliates and Associates for cash and (B) such purchase shall cause such Person, together with all Affiliates and Associates of such Person, to be the Beneficial Owner of 80% or more of the Common Shares then outstanding.

               (iv) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be
              --------  -------
paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made by the Company successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares

(including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively by the Company whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
     Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share
                --------  -------
     market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New

     York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

              (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section
       --------  -------
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                       --------
however, that the Company shall deliver to such holder a due bill or other
- -------
appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively by the Company whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12.  Certificate of Adjusted Purchase Price or Number of
                       ---------------------------------------------------
Shares.  Whenever an adjustment is made as provided in Sections 11 and 13
- ------
hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

          Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
                       ------------------------------------------------------
Earning Power.  In the event, directly or indirectly, (a) the Company shall
- -------------
consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power, respectively, of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14.  Fractional Rights and Fractional Shares. (a) The Company
                       ---------------------------------------
shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Right are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of
                --------
such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15.  Rights of Action.  All rights of action against the
                       ----------------
Company in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and will be entitled to specific performance of its obligations, and injunctive relief against actual or threatened violations of its obligations, under this Agreement.

          Section 16.  Agreement of Right Holders.  Every holder of a Right, by
                       --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17.  Right Certificate Holder Not Deemed a Stockholder. No
                       ------------------------------------- -----------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.  The Company agrees to pay
                       ---------------------------
to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its exercise of its rights and performance of its duties under this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19.  Merger or Consolidation or Change of Name of Rights
                       ---------------------------------------------------
Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the rights agent business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent, in the case of succession by merger or consolidation, or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20.  Duties of Rights Agent. The Rights Agent undertakes to
                       ----------------------
perform only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, any Vice Chairman of the Board, any Vice Chairman, the President, the Chief Financial Officer, any Executive Vice President or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual written notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, any Vice Chairman of the Board, any Vice Chairman, the President, the Chief Financial Officer, any Executive Vice President or the Secretary of the Company, and to apply to any of such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted or suffered by it in good faith to be taken or omitted in accordance with written instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          Section 21.  Change of Rights Agent. The Rights Agent or any successor
                       ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent known to the Rights Agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the

Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates. Notwithstanding any
                       ----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23.  Redemption. (a) The Rights may be redeemed by action of
                       ----------
the Board of Directors pursuant to subsection (b) of this Section 23 or by stockholder action pursuant to subsection (c) of this Section 23 and shall not be redeemed in any other manner.

          (b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right (rounded upward for each holder to the nearest $.01), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (c) (i) In the event the Company receives an Offer from any Offeror, the Board of Directors of the Company shall call a special meeting of stockholders (the "Special Meeting") for the purpose of voting on a precatory resolution requesting the Board of Directors to accept such Offer, as such Offer may be amended or revised by the Offeror from time to time to increase the price per share in cash to be paid to holders of shares of Voting Stock (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall be not less than 90 and not more than 120 days after the later of (A) the date such Offer is received by the Company (the "Offer Date") and (B) the date of any meeting of stock holders already scheduled as of the Offer Date; provided, however, that if (x) such
                                        --------  -------
other meeting shall have been called for the purpose of voting on a precatory resolution with respect to another Offer and (y) the Offer Date shall be not later than fifteen days after the date such other Offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting and such meeting shall be deemed to be the Special Meeting. The Board of Directors shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's Certificate of Incorporation and Bylaws and with applicable law. At the Offeror's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that the Offeror shall by
                                   --------  -------
written agreement with the Company contained in or delivered with such request have indemnified the Company against any and all liabilities resulting from any misstatements, misleading statements and omissions contained in the Offeror's proxy soliciting material and have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

          (ii) If at the Special Meeting the Resolution receives the affirmative vote of a majority of the shares of Voting Stock outstanding as of the record date of the Special Meeting, then all of the Rights shall be redeemed by such stockholder action at the Redemption Price, effective immediately prior to the consummation of any tender offer (provided that such tender offer is consummated prior to 60 days after the date of the Special Meeting) pursuant to which any Person offers to purchase all of the shares of Voting Stock held by Persons other than such Person and its Affiliates and Associates at a price per share in cash equal to or greater than the price contained in the Resolution approved at the Special Meeting; provided, however, that the Rights shall not be redeemed at
                     --------  -------
any time from and after such time as any Person becomes an Acquiring Person.

          (iii) Nothing contained in this subsection (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Offer, or to recommend that holders of shares of Voting Stock reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative Offers or other proposals to the Special Meeting) with respect to any Offer or any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

          (iv) Nothing in this subsection (c) shall be construed as limiting or prohibiting the Company or any Offeror from proposing or engaging, at any time, in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such Offeror; provided, however, that the holders
                                             --------  -------
of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

          (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (b) of this
Section 23, or upon the effectiveness of the redemption of the Rights pursuant to subsection (c) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the
                                                    --------  -------
failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (b) or the effectiveness of the redemption of the Rights pursuant to subsection (c), as the case may be, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24.  Exchange.  (a) The Board of Directors of the Company may,
                      --------
at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                --------
however, that the failure to give, or any defect in, such notice shall not
- -------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have at a minimum the same voting rights as one Common Share.

          (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. in lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this subsection (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately after the public announcement by the Company that an exchange is to be effected pursuant to this Section 24.

          Section 25.  Notice of Certain Events.  (a) In case the Company shall
                       ------------------------
propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26.  Notices.  Notices or demands authorized by this Agreement
                       -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               BankAmerica Corporation
               Bank of America Center
               P.O. Box 37000
               San Francisco, California  94137
               Attention: Office of the
                    Corporate Secretary (3018)

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Manufacturers Hanover Trust
                    Company of California
               50 California Street
               10th Floor
               San Francisco, California  94111
               Attention: Lynn Loveall
                          Vice President

  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27.  Supplements and Amendments.  The Company may from time to
                       --------------------------
time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, and, upon receipt of a certificate by the Company to such effect, any such supplement or amendment shall be signed by the Rights Agent; provided, however, that from and after such
                                     --------  -------
time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 20% to any percentage not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

          Section 28.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29.  Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30.  Severability.  If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected impaired or invalidated.

          Section 31.  Governing Law.  This Agreement and each Right Certificate
                       -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 32.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33.  Descriptive Headings.  Descriptive headings of the
                       --------------------
several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                      BANKAMERICA CORPORATION

Attest:

By: /s/ Marlene Sharland            By: /s/ Kevin B. Ferrell
   ---------------------------          ----------------------------
   Title: Assistant Secretary           Title: Senior Vice President
         ---------------------                ----------------------


                                    MANUFACTURERS HANOVER TRUST
                                      COMPANY OF CALIFORNIA

Attest:

By: /s/ Patrick D. Fleck            By: /s/ L.E. Loveall
   ---------------------------          ----------------------------
   Title: AVP & Controller              Title: Vice President
         ---------------------                ----------------------

                                                                       Exhibit A
                                                                       ---------


                                    FORM OF
                          CERTIFICATE OF DESIGNATION
                                      of
              CUMULATIVE PARTICIPATING PREFERRED STOCK, SERIES E
                                      of
                            BANKAMERICA CORPORATION


         BANKAMERICA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein referred to as the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby CERTIFY:

          1. The Certificate of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at three hundred fifty million (350,000,000) shares, of which fifty million (50,000,000) shares shall be shares of preferred stock, without par value, and three hundred million (300,000,000) shares shall be common stock, of the par value of $1.5625 per share.

          2. The Certificate of Incorporation, as amended, of the Corporation, expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of the preferred stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

          3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, (i) by action duly taken on October 22, 1982, authorized the issuance of six million (6,000,000) shares of Cumulative Adjustable Preferred Stock, Series A, without par value, (ii) by action duly taken on February 11, 1983, authorized the issuance of four million (4,000,000) shares of Cumulative Adjustable Preferred Stock, Series B, without par value, (iii) by action duly taken on June 6, 1983, authorized the issuance of five million two hundred thousand (5,200,000) shares of Cumulative Preferred Stock, Special Series, without par value, and (iv) by action duly taken on October 5, 1987, authorized the issuance of one hundred thousand (100,000) shares of 9 1/2% Cumulative Convertible Preferred Stock, Series D, without par value.

          4. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, by action duly taken on April 11, 1988, adopted the following resolution providing for an additional series of the preferred stock:

          "RESOLVED, that an issue of a series of the preferred stock, without par value, of the Corporation (such preferred stock being herein referred to as "Preferred Stock", which term shall include any additional shares of preferred stock of the same class heretofore or hereafter authorized to be issued by the Corporation), consisting of three million (3,000,000) shares is hereby provided for, and the voting power, designation, preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, are fixed hereby as follows:

          1. Designation.  The designation of such series shall be "Cumulative
             -----------
Participating Preferred Stock, Series E" (hereinafter referred to as the "Series E Preferred Stock") and the number of shares constituting such series is three million (3,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors or the Executive Committee of the Board of Directors; provided, that no decrease shall reduce the number of shares of
           --------
Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

          2.  Dividends.  The holders of shares of Series E Preferred Stock, in
              ---------
preference to the holders of Common Stock, par value $1.5625 per share (the "Common Stock"), of the Corporation, and of any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series E Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on February 28, May 31, August 31 and November 30 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends plus 100 times the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Secretary of the Corporation and with each transfer agent for the Series E Preferred Stock, and a brief summary of which shall be mailed to each holder of Series E

                                      A-2
                                      ---

Preferred Stock) in cash of the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         The Corporation shall declare a dividend or distribution on the Series E Preferred Stock as provided in the preceding paragraph of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall ave been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series E Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Each dividend shall be paid to the holders of record of shares of Series E Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past Quarterly Dividend Payment Date may be declared and paid at any

                                      A-3
                                      ---
time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. If there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series E Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series E Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series E Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

          3.  Redemption.  The Corporation, at its option, may redeem shares of
              ----------
the Series E Preferred Stock, as a whole or in part, at any time or from time to time, at a per share redemption price equal to the sum of (a) all accrued and unpaid dividends thereon to the date fixed for redemption and (b) the higher of
(i) 100 times the Purchase Price (as such term is defined in he Rights Agreement, dated as of April 11, 1988, between the Corporation and Manufacturers Hanover Trust Company of California (the "Rights Agreement") and as may be adjusted from time to time pursuant thereto) of one-hundredth of a share of Series E Preferred Stock in effect on the date of the notice of such redemption referred to below, and (ii) he product of the current per share market price of the Common Stock (as computed pursuant to Section 11(d)(i) of the Rights Agreement) and the number of votes per share of Series E Preferred Stock that a holder thereof is then entitled to on all matters submitted to a vote of the stockholders of the Corporation, in each case as of the date of the notice of such redemption referred to below.

          If the Corporation shall redeem shares of Series E Preferred Stock, notice of such redemption shall be given by (i) publication (not less than 30 nor more than 60 days prior to the redemption date) at least once in a newspaper printed in the English language and of general circulation in the City and County of San Francisco, State of California (upon any secular day of the week) and (ii) first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. The failure to mail such notice to any particular holder or any defect in such mailing shall not invalidate the redemption of any shares the holders of which received notice as provided above. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;

                                      A-4
                                      ---

(4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series E Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series E Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series E Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) in any method determined by the Corporation in its sole discretion to be equitable.

          In no event shall the Corporation redeem less than all the outstanding shares of Series E Preferred Stock pursuant to the first paragraph of this
Section 3 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series E Preferred Stock for all past Quarterly Dividend Payment Dates, and unless all matured obligations of the Corporation with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

          4.  Shares to be Retired.  All shares of Series E Preferred Stock
              --------------------
redeemed by the Corporation shall be retired and cancelled and shall, upon the making of all necessary filings with the Secretary of State of Delaware, be restored - the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued.

          5.  Conversion or Exchange.  Subject to Section 8 below, the holders
              ----------------------
of shares of Series E Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

          6.  Voting.  Subject to the provision for adjustment hereinafter set
              ------
forth, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock,

                                      A-5
                                      ---
or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

          In addition to the foregoing, whenever and as often as dividends payable on any share or shares of the Preferred Stock at the time outstanding shall be accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the Preferred Stock of all series shall thereafter have the right, as a single class, to elect two directors, and, subject to the terms of any outstanding series of Preferred Stock, the holders of record of the Common Stock and the Series E Preferred Stock, as a single class, shall have the right to elect the remaining authorized number of Directors. In any election by the holders of record of the Preferred Stock of all series as a single class, the holders of shares of Series E Preferred Stock shall be entitled to cast one vote per share.

          Upon the happening of the six dividend defaults hereinabove set forth, a special meeting of stockholders of the Corporation then entitled to vote shall be called by the Chairman of the Board or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than ten percent of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders, the stockholders of the Corporation then entitled to vote shall elect, voting as above provided, an entirely new Board of Directors, and the term of office of the Directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the re-election of any Director at such meeting. At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of each class or

                                      A-6
                                      ---
series of capital stock of the Corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by that class or series of its designated Directors. In order to validate an election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect Directors, the Directors so elected shall be deemed to be Directors of the Corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their Directors.

          While class voting is in effect with respect to the Preferred Stock, any Director elected by holders of Preferred Stock voting as a class may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such Director, for any cause deemed sufficient by such stockholders present at such meeting. In case any vacancy shall occur among the Directors elected by such stockholders voting as a class, such vacancy may be filled by the remaining Director so elected, or his successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

     Such voting rights of the holders of Preferred Stock as a single class, once effective, shall continue only until all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment at which time the right of the Preferred Stock to vote as a single class for the election of Directors, as hereinabove set forth, shall terminate. Upon such termination, a special meeting of the stockholders of the Corporation then entitled to vote may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President or the Secretary of the Corporation if requested in writing by the holders of record of not less than one percent of the Common Stock then outstanding, and at such special meeting, or if no such special meeting hall have been called then at the next annual meeting of the stockholders, the stockholders of the Corporation then entitled to vote shall elect an entirely new Board of Directors and the term of office of the Directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the re-election of any such Director at such meeting.

                                      A-7
                                      ---

          The consent of the holders of at least two-thirds of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of stockholders at which the holders of the Preferred Stock shall vote separately as a class without regard to series, the holders of shares of Series E Preferred Stock being entitled to cast one vote per share hereon shall be necessary for effecting or validating:

               (a) any change in the Certificate of Incorporation or certificate supplemental thereto or Bylaws of the Corporation which would materially and adversely alter or change the preferences, privileges, rights or powers given to the holders of the Preferred Stock, provided, that if one or more but not all series of Preferred Stock at the time outstanding are so affected, only the consent of the holders of at least two-thirds of each series so affected, voting separately as a class, shall be required; or

               (b) the issuance of any shares of any other class of stock of the Corporation ranking prior to the Preferred Stock.

          The term "ranking prior to the Preferred Stock" shall mean and include all shares of stock of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or an involuntary liquidation, dissolution or winding up of the Corporation, are given preference over the rights of the holders of the Preferred Stock.

          7.  Liquidation Preference.  In the event of any liquidation,
              ----------------------
dissolution or winding up of the Corporation, voluntary or involuntary, the holders of all shares of Series E Preferred Stock shall be entitled to be paid in full out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series E Preferred Stock, an amount equal to the greater of (a) $100.00 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution, and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled

                                      A-8
                                      ---
immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series E Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series E Preferred Stock are not paid in full, the holders of the Series E Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          Consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 7.

          8.  Consolidation, Merger, etc.  In case the Corporation shall enter
              ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          9.  Limitation on Dividends on Junior Ranking Stock.  So long as any
              ----------------------------------------- -----
Series E Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on Junior Stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other

                                      A-9
                                      ---
retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

          A. Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

          B. The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

                                                                       Exhibit B
                                                                       ---------


                           Form of Right Certificate


Certificate No.  R-__________                                    ________ Rights


     NOT EXERCISABLE AFTER APRIL 22, 1998 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               Right Certificate

                            BANKAMERICA CORPORATION

     This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 11, 1988 (the "Rights Agreement"), between BankAmerica Corporation, a Delaware corporation (the "Company"), and Manufacturers Hanover Trust Company of California (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., San Francisco time, on April 22, 1998 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series E Cumulative Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of $50.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 22, 1988, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities

                                      B-1
                                      ---
hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right (rounded upward for each holder to the nearest $.01) or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1.5625 per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                                      B-2
                                      ---

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________________, 19___


ATTEST:                             BANKAMERICA CORPORATION


______________________________      By:___________________________


Countersigned:

MANUFACTURERS HANOVER TRUST
  COMPANY OF CALIFORNIA


______________________________
    Authorized Signature

                                      B-3
                                      ---

                   Form of Reverse side of Right Certificate


                               FORM OF ASSIGNMENT
                               ------------------


     (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ___________________________________________________
______________________________________________________________________________
          (Please print name and address of transferee)

________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________, 19___


                                    ______________________________
                                    Signature


Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    ______________________________
                                    Signature
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                      B-4
                                      ---

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)



To BANKAMERICA CORPORATION:

         The undersigned hereby irrevocably elects to exercise
__________________________________________________ Rights represented by this
Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)
________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)
________________________________________________________________________________

Dated:____________________, 19___


                                                  ______________________________
                                                  Signature


Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                      B-5
                                      ---

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                  ______________________________
                                                  Signature
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


                                     NOTICE

          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                      B-6
                                      ---

                                                                       Exhibit C
                                                                       ---------

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


     On April 11, 1988, the Board of Directors of BankAmerica Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right ) for each outstanding share of common stock, par value $1.5625 per share (the "Common Shares"), of the Company. The dividend is payable on April 22, 1988 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Cumulative Participating Preferred Stock Series E, without par value (the "Preferred Shares"), of the Company, at a price of $50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the Rights Agreement") between the Company and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date ), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right

                                      C-1
                                      ---

Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 22, 1988 (the Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by he Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe to or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will be redeemable by the Company at a formula price. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, plus accrued and unpaid dividends, but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                                      C-2
                                      ---

    In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of the outstanding Common Shares (unless such person increased its beneficial ownership from less than 20% to 80% or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by such person or group of affiliated or associated persons (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than transactions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (rounded upward for each holder to the nearest $.01 ) (the Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. In addition, if a bidder who does not beneficially own more than 1% of the Common Shares (and who has not within the past year owned in excess of 1% of the Common

                                      C-3
                                      ---

Shares and, at a time the bidder held such greater than 1% stake, disclosed, or caused the disclosure of, an intention which relates to or would result in the acquisition or influence of control of the Company) proposes to acquire all of the Common Shares (and all other shares of capital stock of the Company entitled to vote with the Common Shares in the election of Directors or on mergers, consolidations, sales of all or substantially all of the Company's assets, liquidations, dissolutions or windings up) for cash at a price which a nationally recognized investment banker selected by such bidder states in writing is fair, and such bidder has obtained full written financing commitments (or otherwise has full financing) and complies with certain procedural requirements, then the Company, upon the request of the bidder, will hold a special stockholders meeting to vote on a resolution requesting the Board of Directors to accept the bidder's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then for a period of 60 days after such meeting the Rights will he automatically redeemed at the Redemption Price immediately prior to the consummation of any tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such bidder; provided, however, that no redemption will be permitted or required after the acquisition by any person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to any percentage not less than the greater of (i) in excess of the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interest of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated
April 13, 1988.   A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                                      C-4
                                      ---

                                AMENDMENT NO.1

                    AMENDMENT No. 1 dated as of August 11, 1991 (the
               "Amendment"), to the Rights Agreement, dated as of April 11, 1988 (the "Rights Agreement"), between BankAmerica Corporation, a Delaware corporation (the "Company"), and Manufacturers Hanover Trust Company of California (the "Rights Agent").

          The Company and the Rights Agent desire to amend the Rights Agreement, pursuant to and in accordance with Section 27 thereof, as set forth herein. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

          Accordingly, the parties hereto agree as follows:

          1. Section 1(a) of the Rights Agreement is amended to add the following sentence at the end of such Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither SPC nor any Subsidiary of SPC shall be deemed to be an Acquiring Person by virtue of the approval, execution or delivery of the Merger Agreement or the Merger Agreement or the BAC Stock Option Agreement (as defined in the Merger Agreement), or by the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of Common Stock by SPC or any subsidiary of SPC pursuant to the BAC Stock Option Agreement; provided, however, that in the
                                                 --------  -------
     event SPC or any Subsidiary of SPC becomes the Beneficial Owner of any shares of Common Stock other than pursuant to the Merger Agreement or the BAC Stock Option Agreement, the provisions of this sentence (other than this proviso) shall not be applicable".

          2. Section 1(c)(iii) of the Rights Agreement is amended to add the following proviso at the end of such Section:

          "; provided further, however, that notwithstanding anything in this
             ----------------  -------
     paragraph (c) to the contrary, neither SPC nor any Subsidiary of SPC shall be deemed to be the `Beneficial Owner' of, or to `beneficially own', shares of

                                      1-1

     Common Stock which are held by SPC or any Subsidiary of SPC as trust account shares (as defined in the Merger Agreement) or shares of Common Stock owned by SPC or any Subsidiary of SPC on the date hereof". Notwithstanding anything in this Rights Agreement to the contrary, the immediately preceding proviso shall not apply in the event SPC or any subsidiary of SPC becomes the Beneficial Owner of any shares of Common Stock other than pursuant to the Merger Agreement or the BAC Stock Option Agreement.

          3. The following Section 1(h)(i) is added to the Rights Agreement between Sections 1(h) and 1(i) of such Agreement:

          "(h)(i) `Merger Agreement' shall mean the Agreement and Plan of Merger dated as of August 12,1991, by and among the Company and SPC, as amended from time to time".

          4. Section 1(m) of the Rights Agreement is amended to add the following sentence to the end of such Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the approval, execution or delivery of the BAC Stock Option Agreement (as defined in the Merger Agreement) or the Merger Agreement nor
     (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of common Stock by SPC or any Subsidiary of SPC pursuant to the BAC Stock Option Agreement shall be deemed to cause a Shares Acquisition Date to occur; provided, however, that the in the event SPC or any Subsidiary of SPC
     --------  -------
     becomes the Beneficial Owner of any shares of Common Stock other than pursuant to the Merger Agreement or the BAC Stock Option Agreement, the provisions of this sentence (other than this proviso) shall not be applicable".

          5. The following Section 1(l)(i) is added to the Rights Agreement between Sections 1(l) and 1(m) of such Agreement:

          "(l)(i) `SPC' shall mean Security Pacific Corporation, a Delaware corporation".

          6. Section 3(a) of the Rights Agreement is amended to add the following proviso at the end of the first sentence of such Section:

                                      1-2

          ; provided, however, that notwithstanding anything in this Rights
            --------  -------
     Agreement to the contrary, neither (i) the approval, execution or delivery of the BAC Stock Option Agreement (as defined in the Merger Agreement) or the Merger Agreement nor (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of Common Stock by SPC or any Subsidiary of SPC pursuant to the BAC Stock Option Agreement shall be deemed to cause a Distribution Date to occur; provided, however, that in the event SPC or any Subsidiary of SPC
            --------  -------
     becomes the Beneficial Owner of any shares of Common Stock other than pursuant to the Merger Agreement or the BAC Stock Option Agreement, the provisions of this sentence (other than this proviso) shall not be applicable".

          7. Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end of the first paragraph of such Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 11(a)(ii) (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution or delivery of the BAC Stock Option Agreement (as defined in the Merger Agreement) or of the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of Common Stock by SPC or any Subsidiary of SPC pursuant to the BAC Stock Option Agreement; provided,
                                                                   --------
     however, that in the event SPC or any Subsidiary of SPC becomes the
     -------
     Beneficial Owner of any shares of Common Stock other than pursuant to the Merger Agreement or the BAC Stock Option Agreement, the provisions of this
     Section 11(a)(ii) shall be applicable.

          8. Section 13 of the Rights Agreement is amended to add the following sentence at the end of such Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, this Section 13 (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution or delivery of the BAC Stock Option Agreement (as defined in the Merger Agreement) or the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of Common Stock by SPC or any Subsidiary of SPC pursuant to the BAC Stock Option Agreement; provided, however, that in the event any transaction
                       --------  -------
     described in the first sentence of this Section 13 shall occur between the Company and SPC or any Subsidiary of SPC other than pursuant to the BAC Stock Option Agreement or the Merger Agreement, the provisions of this
     Section 13 shall apply to such transaction".

                                      1-3

          9. Section 25(a) of the Rights Agreement is amended to add the following sentence at the end of such Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 25(a) shall not apply to (i) the approval, execution or delivery of the BAC Stock Option Agreement (as defined in the Merger Agreement) or the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of shares of Common Stock by SPC or any Subsidiary of SPC pursuant to the BAC Stock Option Agreement; provided,
                                                                   --------
     however, that in the event any transaction described in the first sentence
     -------
     of this Section 25(a) shall occur between the Company and SPC or any Subsidiary of SPC other than pursuant to the BAC Stock Option Agreement or the Merger Agreement, the provisions of this Section 25(a) shall apply to such transaction".

          10. This Amendment shall be effective as of August 11,1991, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          11. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          12. This Amendment may be executed in two or three counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      1-4

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     BANKAMERICA CORPORATION,



                                     By  /s/ Frank N. Newman
                                     __________________________________
                                     Name:   Frank N. Newman
                                     Title:  Vice Chairman of the Board &
                                                CFO


                                    MANUFACTURERS HANOVER TRUST COMPANY OF
                                    CALIFORNIA, as Rights Agent



                                    By  /s/ Daniel W. Spengel
                                    __________________________________
                                    Name:   Daniel W. Spengel
                                    Title:  Assistant Trust Officer

                                      1-5